SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 8, 2003

                               GOLD STANDARD, INC.
                               -------------------
             (Exact name of Registrant as specified in its Charter)


             Utah                         001-08397              87-0302579
   -------------------------------        -----------        -------------------
   (State or other Jurisdiction of        (Commission         (I.R.S. Employer
   Incorporation or Organization)          File No.)         Identification No.)


           136 South Main Street, Ste 712, Salt Lake City, Utah 84101
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                    (Address of Principal Executive Offices)

        Registrant's Telephone Number including Area Code: (801) 328-4452

                                 Not applicable.
                                 ---------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 9.  Regulation FD Disclosure

         In a Report on Form 8-K dated May 15, 2003, the Company furnished information about certain recent exploration activity in its Pombo Project located in Mato Grosso, Brazil. Previous rock sampling and preliminary trenching from the Pombo area returned encouraging results.

         During May and early June, the Company's field crews performed additional exploration by opening of four trenches across the main soil geochemical gold and copper anomalies in the exploration area. In one trench that was 300 feet in length, Company crews reached the weathered rock overburden. This trench was lost due to water table problems. The other three trenches exposed several zones of a very altered and silicified stockwork onto the porphyry magnetic granite. From the trenches the Company submitted a total of 141 rock channel samples to an independent laboratory for gold analyses.

         Assay results recently received from our trenching program at our Pombo project were disappointing. They carried gold but in smaller amounts than expected. The soil-sampling program that is being conducted to find the source of the nickel and platinum assay received earlier has been inconclusive. This program is being expanded.

         The exploration efforts on this project are ongoing with the emphasis now on the known gold mineralized shear zone crossing the property for over 2,000 feet.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   REGISTRANT:

                                   GOLD STANDARD, INC.


Date: July 8, 2003                 By:/s/ Scott L. Smith
                                      ------------------------
                                      Scott L. Smith
                                      President and Chief Financial Officer